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                                                     EXHIBIT 10.21



     Freeport-McMoRan Copper & Gold Inc. Financial Counseling and

           Tax Return Preparation and Certification Program



          1.    Purpose.   The  purpose  of  the Freeport-McMoRan

     Copper  &  Gold  Inc.  Financial Counseling and  Tax  Return

     Preparation and Certification  Program (the "Program") is to

     enable those senior executives chosen  to participate in the

     Program  to devote to the business activities  of  Freeport-

     McMoRan  Copper   &   Gold   Inc.  (the  "Company")  or  its

     subsidiaries  the time and attention  that  such  executives would  otherwise  have  had  to  devote  to  their  personal financial or tax affairs, and, in the case of the Tax Return

     Preparation  and  Certification  aspect  of  the Program, to provide the Company with assurance that the tax  affairs  of participating  executives are properly attended to.  To this

     end,  the  Program   contemplates   providing   professional

     counseling  services  in the area of personal financial  and

     estate  planning  (other   than  investment  advice)  by  an

     independent adviser selected  by each participant from among several designated by the Company.  It also contemplates the

     provision  of  professional  assistance,   by  a  nationally

     recognized public accounting firm selected by  the  Company,

     with  the  preparation  and  filing  of  personal income tax returns,  followed by a certification by such  firm  to  the

     Company  that   all  required  returns  have  been  properly

     prepared and timely filed.

          2.   Administration.  The Program shall be administered

     by the Chairman of  the  Board of the Company who shall have full authority to interpret  the  Program  and  from time to time  adopt  rules  and  regulations  for  carrying out  the

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     Program,   subject  to  such  directions  as  the  Corporate

     Personnel Committee (the "Committee") of the Company's Board

     of Directors may give, either as guidelines or in particular cases.

          3.   Eligibility  for  Participation.  Participation in

     the Financial Counseling aspect  of  the  Program  shall  be offered  to the Chairman of the Board, the President and the

     Senior Vice  Presidents  of the Company, and, in addition to such  participants  in  the  current  Long-Term  Performance

     Incentive Plan as may from time  to  time be selected by the

     Chairman of the Board.  The Chairman of  the  Board  of  the

     Company  shall  also from time to time select from among the senior executives  of  the  Company  and  its  divisions and subsidiaries  those  individuals who are to be requested  to participate in the Tax  Return Preparation and Certification aspect of the Program.  Participation  in  either  aspect of

     the   Program   will  normally  continue  through  the  year

     following each participant's retirement.

          4.   General Provisions.  The selection of any employee

     for participation  in either aspect of the Program shall not give such employee any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the

     Company and of such  subsidiary  to dismiss or discharge any

     such  employee  is  specifically  reserved.    The  benefits

     provided  for  employees under either aspect of the  Program shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such employee.

          5.    Additional  Cash  Payment.   An  additional  cash

     payment shall be paid to each participant as provided herein in order to  gross-up  fees paid pursuant to the Program for tax purposes.

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          For participants in  the  Program, a cash payment shall

     be  paid during such tax reporting  year  according  to  the following formula:

                         (the lesser of A or B) x _(C + D)

                                  [1 - (C + D)]

     in which A equals two percent of the participant's estimated income  in the current tax reporting year, to be reported by the Company  on  the participant's form W-2 for such year; B equals the amount  of  fees  paid  during  such  year on the participant's  behalf pursuant to the Program; C equals  the maximum federal income tax rate applicable to individuals in effect during such  year;  and D equals the combined maximum applicable state and local income  tax  rates  applicable to individuals in effect during such year.

          6.   Amendment or Termination.  The Committee  may from

     time amend or at any time terminate the Program.


         Executed  this              day of              ,1995.


                                  Freeport-McMoRan  Copper & Gold Inc.


                                  _______________________________
                                  Chairman of the Board

     Reviewed:



     _________________________
     General Counsel


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